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                                                                   EXHIBIT 5.1

                          [FOLEY & LARDNER LETTERHEAD]

                                December 4, 1998


ComEd Transitional Funding Trust
c/o First Union Trust Company, National Association
Corporate Trust Office
One Rodney Square
920 King Street, 1st Floor
Wilmington, Delaware  19801


ComEd Funding, LLC
Ten South Dearborn Street, 37th Floor
Chicago, Illinois  60603

     Re: ComEd Funding, LLC - Registration Statement on Form S-3 (No. 333-60907)
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Ladies and Gentlemen:

          We have acted as special counsel for ComEd Funding, LLC, a Delaware limited liability company (the "Registrant"), and for the ComEd Transitional Funding Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, we have examined all documents that we have deemed appropriate for the purpose of our opinions herein, including originals or copies of the following documents:

          (a) The Certificate of Trust of the Trust (the "Certificate") dated as of October 28, 1998 and filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on October 28, 1998;

          (b)  Amendment No.3 to the Registration Statement (the
     "Registration Statement") on Form S-3, including a prospectus (the "Prospectus") and prospectus supplement, relating to the Notes, Series 1998 of the Trust (the "Notes"), as proposed to be filed by the Registrant with the Securities and Exchange Commission on or about December 3, 1998, and all other pre-effective amendments to the Registration Statement;
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ComEd Funding, LLC
ComEd Transitional Funding Trust
December 4, 1998
Page 2


          (c) The Declaration of Trust, dated as of October 28, 1998, entered into by the trustees of the Trust named therein (the "Trustees") and acknowledged by the Registrant (the "Declaration of Trust"), attached as an exhibit to the Registration Statement;

          (d) A form of Indenture, to be entered into between the Trust and Harris Trust and Savings Bank, as trustee, attached as an exhibit to the Registration Statement pursuant to which the Notes are to be issued; and

          (e) A Certificate of Good Standing for the Trust dated November 20, 1998, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation on our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Certificate and the Declaration of Trust are in full force and effect and have not been amended, (ii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution or termination of the Trust, (iii) that each party to documents examined by us (other than the Trust) has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iv) that each of the parties to the documents examined by us (other than the Trust) has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the documents examined by us has been duly authorized, executed and delivered by all parties thereto (other than the Trust), and (vi) the legal capacity of natural persons who are parties to the documents examined by us.

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ComEd Funding, LLC
ComEd Transitional Funding Trust
December 4, 1998
Page 3

          This opinion is limited to the laws of the State of Delaware solely with respect to the Delaware Business Trust Act (and specifically excludes the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to the applicable Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act.

          2. Under the Delaware Business Trust Act, the Trust has all necessary trust power and authority to execute and deliver the Indenture and to issue the Notes, and to perform its obligations under the Indenture and the Notes.

          3. Under the Delaware Business Trust Act, the execution and delivery by the Trust of the Indenture and the Notes and the performance by the Trust of its obligations under the Indenture and the Notes have been duly authorized by all necessary trust action on the part of the Trust.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. We also consent to Sidley & Austin relying as to matters of Delaware law upon this opinion in connection with its rendering of an opinion to be attached as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose.



                                      Very truly yours,


                                      /s/ Foley & Lardner